Exhibit 10.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the “Agreement”) is entered into and effective as of the 8th day of September 2004 (the “Effective Date”), by and between BioDelivery Sciences International, Inc., a Delaware corporation (“BDSI”) and Accentia, Inc., a Florida corporation (“Accentia”).

WHEREAS, BDSI and Accentia have heretofore entered into that certain License Agreement, dated April 12, 2004 (as amended, the “License Agreement”);

WHEREAS, the License Agreement calls for certain royalty payments to be made from Accentia to BDSI (the “Royalty Payments”); and

WHEREAS, Accentia desires to purchase from BDSI an asset consisting of a portion of the Royalty Payments (such portion of the Royalty Payments, as further defined in Section 1(e) hereof, the “Royalty Stream”) that will be based on sales of the Products.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows.

1. Definitions. In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the meanings set forth below:

(a) “Affiliate” means with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such other Person. For purposes of this definition, a Person shall be deemed to control another entity if it owns or controls, directly or indirectly, at least fifty percent (50%) of the voting securities of another entity (or other comparable ownership interest for an entity other than a corporation) or if it has management control of the other entity. For purposes of this Agreement, BDSI and Accentia shall not be deemed Affiliates for any purpose.

(b) “Lien” means, with respect to any agreement or other asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

(c) “Mayo Agreement” means that certain Mayo Foundation For Medical Education and Research License Agreement, with an effective date of February 10, 2004, between Accentia and Mayo Foundation For Medical Education and Research (“Mayo”).

(d) “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, but not including a government or political subdivision or any agency or instrumentality of such government or political subdivision.

(e) “Royalty Stream” means fifty percent (50%) of all Royalty Payments required to be paid by Accentia under the License Agreement. Notwithstanding the forgoing, Royalty Stream shall not include Royalty Payments that are payable by Accentia under the License Agreement that are based on the sale of products exclusively intended to treat asthma.

2. Purchase and Sale of the Royalty Stream.

(a) Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, on and as of the Effective Date, Accentia shall purchase from BDSI, and BDSI shall sell to Accentia, free and clear of all Liens, all rights title and interest in and to the Royalty Stream for a one-time, irrevocable payment of Two Million Five Hundred Thousand Dollars ($2,500,000) in cash (the “Purchase Price”).

(b) Payment. The Purchase Price shall be due and payable to BDSI not later than September 30, 2004.

(c) No Assumed Obligations. Notwithstanding any provision in this Agreement, and except as already provided for under the Mayo Agreement or the License Agreement or otherwise, Accentia is acquiring only the Royalty Stream and is not assuming any liability or obligation of BDSI of whatever nature, whether presently in existence or arising or asserted hereafter. All such liabilities and obligations shall be retained by and remain obligations and liabilities of BDSI.

(d) Net Payments. For the avoidance of doubt, the parties acknowledge that, as of the Effective Date, and by reason of the purchase and sale of the Royalty Stream affected hereby, all Royalty Payments required to be made by Accentia under the License Agreement shall be automatically reduced by the amount of such purchased Royalty Stream.

(e) Definition of Territory. For all purposes under the License Agreement, including but not limited to Article 3, the term “Territory” as defined in Section 1.17 of the License Agreement shall be amended to mean “world-wide”. Accentia shall have the right to Grant Sublicenses in all areas of the Territory which are outside of the United States and European Union.

3. Representations and Warranties of BDSI. Except in each case as disclosed on or prior to the date hereof in BDSI’s filings with the U.S. Securities and Exchange Commission (including the exhibits thereto), BDSI hereby represents and warrants to Accentia as follows.

(a) Corporate Existence and Power. BDSI is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all material licenses, authorizations, consents and approvals required to carry on its business as now conducted.

(b) Corporate Authorization. The execution, delivery and performance by BDSI of this Agreement, and the consummation by BDSI of the transactions contemplated hereby are within BDSI’s corporate powers and have been duly authorized by all necessary corporate action on the part of BDSI.

(c) Governmental Authorization. The execution, delivery and performance by BDSI of this Agreement does not require any notice to, action or consent by or in respect of, or filing with, any governmental authority.

(d) Non-Contravention. The execution, delivery and performance by BDSI of this Agreement does not and will not: (i) contravene or conflict with the corporate charter or bylaws of BDSI; (ii) contravene or conflict with or constitute a violation of any provision of any law or regulation binding upon or applicable to BDSI, which contravention, conflict or violation could reasonably be expected to have a material adverse effect on BDSI or the Royalty Stream; (iii) contravene or conflict with or constitute a violation of any judgment, injunction, order or decree binding upon or applicable to BDSI, which contravention, conflict or violation could reasonably be expected to have a material adverse effect on BDSI or the Royalty Stream; (iv) constitute a default under any agreement or give rise to any right of termination, cancellation or acceleration of any right or obligation of BDSI or to a loss of any benefit relating to the Royalty Stream; or (v) result in the creation or imposition of any Lien on the Royalty Stream or other assets of BDSI (except for any Lien in favor of Accentia).

(e) No Liens. BDSI has not granted, and there does not currently exist, any Lien on the Royalty Stream or the License Agreement or on any receivables therefrom. BDSI will not grant any Liens on the Royalty Stream, the License Agreement or any receivables therefrom without the prior consent of Accentia. The Royalty Stream is not subject to any claim of off-set for any other liability or obligation of BDSI.

(f) Litigation. Except as disclosed in BDSI’s public filings with the Securities and Exchange Commission or its public press releases, there is no action, suit, investigation or proceeding (or any basis therefor), of which BDSI has received notice, pending or, to the knowledge of BDSI, threatened, before any governmental authority or arbitrator, which has or could materially affect the Royalty Stream or the business of BDSI. There have been no claims made by any Person with respect to, and no actions, suits or other proceedings relating to BDSI or the conduct of its business, which could reasonably be expected to have a material adverse effect thereon.

(g) Compliance with Laws. Except as disclosed in BDSI’s public filings with the Securities and Exchange Commission or its public press releases, BDSI is not in violation of, has not violated, and to the knowledge of BDSI, is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any material law, rule, ordinance or regulation, or judgment, order or decree entered by any governmental authority, which could reasonably be expected to have a material adverse effect thereon.

(h) No Brokers. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of BDSI who might be entitled to any fee or commission from Accentia or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

(i) Other Information. This Agreement does not contain any untrue statement of a material fact regarding BDSI or omit to state a material fact relating to BDSI necessary in order to make the statements contained herein not misleading.

4. Representations and Warranties of Accentia. Accentia hereby represents and warrants to BDSI as follows:

(a) Organization and Existence. Accentia is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all applicable powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

(b) Corporate Authorization. The execution, delivery and performance by Accentia of this Agreement and the consummation by Accentia of the transactions contemplated hereby are within the powers of Accentia and have been duly authorized by all necessary action on the part of Accentia.

(c) Governmental Authorization. The execution, delivery and performance by Accentia of this Agreement does not require any action by or in respect of, or filing with, any governmental authority.

(d) Mayo Agreement. The Mayo Agreement is in full force and effect and Accentia has all rights under the Mayo Agreement to develop and commercialize the Products and receive payments from Mayo as contemplated by the Mayo Agreement. The copy of the Mayo Agreement as provided by Accentia to BDSI is true, correct and complete. There have been no amendments or modifications to the Mayo Agreements, with the exception of that certain Consent and Agreement, dated June 24, 2004, between Accentia and Mayo. Accentia is in compliance the Mayo Agreement and is not in breach of its obligations with respect thereto. To Accentia’s knowledge, Mayo is in compliance with the Mayo Agreement, and Accentia has no reason to believe that Mayo does not intend to comply with its obligations pursuant to the Mayo Agreement.

(e) No Brokers. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Accentia who might be entitled to any fee or commission from BDSI or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

5. Covenants. Accentia and BDSI agree as follows.

(a) Confidential Treatment. Accentia and BDSI will hold, and will use reasonable commercial efforts to cause their officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or unless required by law or the rules and regulations of the U.S. Securities and Exchange Commission or any securities exchange or trading system, all confidential documents and information concerning Accentia, BDSI, this Agreement and the Royalty Stream.

(b) Public Announcement. Except as required by law or the rules and regulations of the U.S. Securities and Exchange Commission or any securities exchange or trading system, the parties agree to consult with each other before issuing any press release or making any public statement with respect to Accentia’s acquisition of the Royalty Stream.

6. Indemnification.

(a) Indemnification by BDSI. BDSI hereby indemnifies Accentia and its Affiliates against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) (collectively, “Loss”) incurred or suffered by Accentia or any of its Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by BDSI pursuant to this Agreement. Accentia agrees to give prompt notice to BDSI of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under this Section 6(a); provided that the failure to give such notice shall not affect Accentia’s rights hereunder except to the extent BDSI is materially prejudiced by such failure. BDSI may, and at the request of Accentia shall, participate in and control the defense of any such third party suit, action or proceeding at its own expense. BDSI shall not be liable under this Section 6(a) for any settlement effected without its prior consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder; provided that such consent may not be unreasonably withheld. No investigation or knowledge by Accentia of BDSI shall limit Accentia’s rights to indemnification hereunder. Nothing in this Agreement shall limit any remedies available to Accentia at law or in equity for any claims under this Agreement.

(b) Indemnification by Accentia. Accentia hereby indemnifies BDSI and its Affiliates against and agrees to hold each of them harmless from any and all Losses incurred or suffered by BDSI or any of its Affiliates arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Accentia pursuant to this Agreement. BDSI agrees to give prompt notice to Accentia of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section 6(b); provided that the failure to give such notice shall not affect BDSI’s rights hereunder except to the extent Accentia is materially prejudiced by such failure. Accentia may, and at the request of BDSI shall, participate in and control the defense of any such third party suit, action or proceeding at its own expense. Accentia shall not be liable under this Section 6(b) for any settlement effected without its prior consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder; provided that such consent may not be unreasonably withheld. No investigation or knowledge by BDSI of Accentia shall limit BDSI’s rights to indemnification hereunder. Nothing in this Agreement shall limit any remedies available to BDSI at law or in equity for any claims under this Agreement.

(c) Survival. The representations, warranties, covenants and agreements, including without limitation the agreements set forth in (a) above, contained herein shall survive for twelve (12) months from the Effective Date.

7. Miscellaneous.

(a) Amendment to License Agreement. Except as provided in Section 2(d) hereof or expressly provided elsewhere in this Agreement, the License Agreement shall remain unchanged and in full force and effect.

(b) Waiver. The failure of either party to complain of any default by the other party or to enforce any of such party’s rights, no matter how long such failure may continue, will not constitute a waiver of the party’s rights under this Agreement. The waiver by either party of any breach of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or any other provision. No part of this Agreement may be waived except by the further written agreement of the parties.

(c) Governing Law. This Agreement shall be construed and governed in accordance with the laws of the State of New Jersey, without regard to its conflicts of laws principles.

(d) Headings. The headings of paragraphs and sections used in this Agreement are for convenience of reference only, and shall not affect the meaning or interpretation of this Agreement unless the context requires otherwise.

(e) Notices. All notices and other business communications between the parties related to this Agreement shall be in writing, sent by certified mail or facsimile, addressed as follows:

If to Accentia:	Accentia, Inc.
2501 Aerial Center Parkway, Suite 100
Morrisville, NC 27560
Attn: Martin G. Baum
Fax: (919) 481-9311

If to BDSI:	BioDelivery Sciences International, Inc.
UMDNJ-New Jersey Medical School
185 South Orange Avenue, Administrative Building 4
Newark, NJ 07103
Attn: Dr. Raphael J. Mannino
Fax: (973) 972-0323

Notices sent by certified mail shall be deemed given and received on the third day following the date of mailing. Notices sent by facsimile shall be deemed given and received on the date transmitted as evidenced by the transmission report generated by the sender’s facsimile machine. Either party may change its address or facsimile number by giving written notice in compliance with this paragraph.

(f) Relationship. Neither party is the agent, employee, or servant of the other. Except as specifically set forth herein, neither party shall have nor exercise any control or direction over the methods by which the other party performs work or obligations under this

Agreement. Further, nothing in this Agreement is intended to create any partnership, joint venture, lease, or equity relationship, expressly or by implication, between the parties with the respect to the subject matter herein.

(g) Entire Agreement. This Agreement constitutes the final, complete and exclusive agreement between the parties with respect to its subject matter and supercedes all past and contemporaneous agreements, promises, and understandings, whether oral or written, between the parties.

(h) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(i) Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect as if the invalid or unenforceable provision had never been a part of the Agreement.

(j) Amendments. This Agreement may not be amended or modified except by a writing signed by both parties and identified as an amendment to this Agreement.

(k) Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(l) Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which may be delivered by facsimile transmission and which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

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IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the Effective Date.

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Raphael J. Mannino
Name:	Raphael J. Mannino
Title:	Executive Vice President and Chief Scientific Officer

ACCENTIA, INC.

By:	/s/ Martin G. Baum
Name:	Martin G. Baum
Title:	President